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Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of NCO Group, Inc. on Forms S-8 (File No. 333-42743 and 333-62131) and Form S-4 (File No. 333-73087) of our report dated February 18, 1999, on our audits of the consolidated financial statements and financial statement schedules of NCO Group, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ending December 31, 1998, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 30, 1999